EXHIBIT 10.1
The Dress Barn, Inc.
30 Dunnigan Drive
Suffern, NY 10901

September 25, 2009

Burt Steinberg Retail Consulting Ltd.
2 Glen Eagles Ct.
New City, NY  10956
Attention: Burt Steinberg

Dear Burt:

Reference is made to the letter agreement dated as of July 18, 2006 (the “Consulting Agreement”), by and between The Dress Barn, Inc. (the “Company”) and you.

The Company and you hereby agree as follows:

1.           For clarification purposes only, this will confirm that (i) all consulting services provided under the Consulting Agreement have been and will continue to be provided by you personally, but on behalf of Burt Steinberg Retail Consulting Ltd. (the “Consultant”), and all references to “you” and “your” in paragraphs 2, 3 and 7 of the Consulting Agreement shall be deemed to refer to the Consultant; (ii) all grants to you as a director of the Company are grants to you personally, not to your company; and (iii) so long as you are providing consulting services you may use the title “Director Emeritus” but such title is not an officer or director position and will not enable you to enter into any binding commitment on behalf of the Company.

2.           Paragraph 6 of the Consulting Agreement is hereby deleted in its entirety, and the following shall be inserted in lieu thereof:

“6. This agreement will continue in effect through September 25, 2012 and thereafter shall renew automatically for successive one year terms, unless terminated by either party upon delivery of written notice on or prior to the date that is 90 days prior to the expiration of the then current term.”

3.           Except as amended hereby, all the terms of the Consulting Agreement shall remain in full force and effect.  This agreement amends certain provisions of the Consulting Agreement and together with the Consulting Agreement sets forth the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof.

Burt Steinberg
September 25, 2009

Please confirm your agreement by countersigning where indicated below.

Sincerely,

THE DRESS BARN, INC.

By:	/s/ Elliot S. Jaffe
Elliot S. Jaffe Chairman

ACKNOWLEDGED AND AGREED:

BURT STEINBERG RETAIL CONSULTING LTD.

By:	/s/ Burt Steinberg
Burt Steinberg
President

/s/ Burt Steinberg
Burt Steinberg, individually